SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2017

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4026 Wards Road, Suite G1 #271
Lynchburg, VA		24502
(Address of principal executive offices)		(Zip Code)

(434) 239-4272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities.

(a)       On Wednesday, February 1, 2017, Sitestar Corporation (the “Company”) accepted and closed upon subscriptions from a private placement of shares of common stock of the Company (the “Private Placement”), in the amount of $4,625,000, and issued 92,500,000 shares of its common stock in connection therewith. Immediately following the Private Placement, the Company had a total of 296,652,616 issued shares of common stock and 282,730,163 outstanding shares of common stock.

The Private Placement was comprised of 18 named purchasers, the substantial majority of which were non-affiliates of the Company.

The issuance of shares of common stock of the Company pursuant to the Private Placement was a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and was exempt from registration under the Securities Act of 1933 (“Securities Act”), in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

A copy of the form of subscription agreement entered into in connection with the Company’s Private Placement is attached hereto as Exhibit 10.1.

On Monday, February 6, 2017, the Company issued a press release announcing the Private Placement (the “Private Placement Press Release”). A copy of the Private Placement Press Release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Sitestar Corporation Subscription Agreement

99.1	Sitestar Corporation Press Release dated February 6, 2017 regarding the Private Placement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2017		SITESTAR CORPORATION

	By:	/s/ Steven L. Kiel
Steven L. Kiel
President & CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Sitestar Corporation Subscription Agreement

99.1	Sitestar Corporation Press Release dated February 6, 2017 regarding the Private Placement